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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Allergan, Inc.:

We consent to the use of our report dated January 22, 2002, except as to Note 2, which is as of June 29, 2002, and the second paragraph of Note 15, which is as of November 4, 2002, incorporated by reference in the registration statement on Form S-3 of Allergan, Inc., relating to the consolidated balance sheets of Allergan, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedule and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in method of accounting for derivative instruments and hedging activities in 2001.


                                           /s/ KPMG LLP


Orange County, California
January 8, 2003